Exhibit 99.1

PROG Holdings Reports First Quarter 2022 Results
•Progressive Leasing GMV of $504.5 million
•Gross leased asset portfolio growth of 17.6% year-over-year
•Consolidated revenues of $710.5 million
•Consolidated earnings before taxes of $39.8 million; Adjusted EBITDA of $64.6 million or 9.1% of revenues
•Diluted EPS of $0.49; Non-GAAP Diluted EPS of $0.57

SALT LAKE CITY, April 27, 2022 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today announced financial results for the first quarter ended March 31, 2022.
"Our first quarter results were in line with our expectations, and we believe we remain on track to achieve our full-year outlook," said PROG Holdings President and CEO Steve Michaels. "We have thrived through any number of macroeconomic cycles over our more than twenty year history, so I am confident that our experience, talented team, and ongoing investments have positioned us well to continue delivering strong portfolio performance while capturing a greater share of our large addressable market."
Consolidated Results
Consolidated revenues for the first quarter of 2022 were $710.5 million, a decrease of 1.5% from the same period in 2021. The Company's revenue benefited from further penetration with large national partners and continued growth in e-commerce, but was offset by various macroeconomic factors.
Adjusted EBITDA for the first quarter of 2022 was $64.6 million compared with $118.1 million for the same period in 2021. As a percentage of revenues, adjusted EBITDA was 9.1% in the first quarter of 2022, compared with 16.4% for the same period in 2021. The Company reported consolidated net earnings for the first quarter of 2022 of $27.1 million compared with $79.5 million in the prior year period.

The year-over-year declines in adjusted EBITDA and net earnings in the quarter were primarily driven by a return to normalized portfolio performance and a higher level of SG&A investment to support planned growth.
Diluted earnings per share for the first quarter of 2022 were $0.49 compared with $1.16 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.57 in the first quarter of 2022 compared with $1.22 for the same quarter in 2021.
Progressive Leasing Results
Progressive Leasing's first quarter GMV decreased 1.1% to $504.5 million compared with the same period in 2021, primarily due to the impact that the spike in Omicron-driven COVID-19 cases had on our POS partners' operations and store traffic in the first half of the quarter. E-commerce GMV within the segment increased 10.0% year-over-year in the quarter, accounting for 15.9% of the segment's total GMV. Progressive Leasing's gross leased asset portfolio ended the quarter 17.6% higher than the same period of 2021, as early buyout rates declined year over year.
The provision for lease merchandise write-offs was 7.3% of lease revenues in the first quarter of 2022, compared to the stimulus-aided and historically low 2.6% in the first quarter of 2021.
Liquidity and Capital Allocation
PROG Holdings ended the first quarter of 2022 with cash of $184.0 million and gross debt of $600 million. The Company repurchased $78.1 million of its stock in the quarter at an average price of $35.48 per share and has approximately $483 million remaining under its previously announced $1 billion share repurchase program.
2022 Outlook
The Company is reiterating its full year 2022 consolidated outlook as presented in its fourth quarter 2021 earnings press release, issued on February 23, 2022.
Conference Call and Webcast
PROG Holdings has scheduled a live webcast and conference call for Wednesday, April 27, 2022, at 8:30 A.M. ET to discuss its financial results for the first quarter 2022. To access the live webcast, visit the Events and Presentations section of the Company's investor relations website, https://investor.progholdings.com. To join the conference call via telephone, dial 877-270-2148 and request to join the PROG Holdings, Inc. call. International participants without internet access can join the conference call by dialing 412-902-6510 and requesting to join the PROG Holdings, Inc. call.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four. More information on PROG Holdings' companies can be found at https://www.progholdings.com.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “expectations”, “believe”, “outlook”, “continue” and similar forward-looking terminology. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic, including new variants, subvariants or additional waves of COVID-19 infections, on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s point-of-sale or “POS” partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s POS partners being able to obtain the merchandise their customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (ii) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (iii) increased focus by federal and state regulators on businesses that serve subprime consumers, such as our Progressive Leasing, Vive Financial and Four Technologies businesses, and other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (iv) the potential unfavorable effects on our business of the rapid increase in the rate of inflation currently being experienced in the economy, which has not been seen in more than forty years, including on customer demand for the merchandise that our POS partners sell, our customers’ ability to make the lease and loan payments they owe the Company, our labor costs, our overall financial performance and outlook; (v) a large percentage of the Company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (vi) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vii) the risk that our capital allocation strategy, including our current share repurchase program, will not be effective at enhancing shareholder value; (viii) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; (ix) adverse consequences to Progressive Leasing, including additional monetary penalties and/or injunctive relief, if it fails to comply with the terms of its 2020 settlement with the FTC, as well as the possibility of other regulatory authorities and third parties bringing legal actions against Progressive Leasing based on the same allegations that led to the FTC settlement; (x) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xi) our increased level of indebtedness; (xii) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or “hacking”, or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (xiii) the effects of any increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisition of Four Technologies; (xiv) Four Technology’s business model differing significantly from Progressive Leasing's and Vive’s, which creates specific and unique risks for the Four business, including Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; and (xv) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022. Statements in this press release that are “forward-looking” include without limitation statements about (i) our full-year 2022 outlook; and (ii) our ability to continue delivering strong portfolio performance while capturing a greater share of our addressable market. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Investor Contact
John Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

Media Contact
Mark Delcorps
Director, Corporate Communications
media@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended
	March 31,
	2022	2021
REVENUES:
Lease Revenues and Fees	$692,914	$707,982
Interest and Fees on Loans Receivable	17,550	13,019
	710,464	721,001

COSTS AND EXPENSES:
Depreciation of Lease Merchandise	497,011	505,057
Provision for Lease Merchandise Write-offs	50,330	18,640
Operating Expenses	113,658	91,196
	660,999	614,893
OPERATING PROFIT	49,465	106,108
Interest Expense	(9,629)	(512)
EARNINGS BEFORE INCOME TAX EXPENSE	39,836	105,596
INCOME TAX EXPENSE	12,701	26,108
NET EARNINGS	$27,135	$79,488
EARNINGS PER SHARE
Basic	$0.49	$1.17
Assuming Dilution	$0.49	$1.16

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	55,402	67,730
Assuming Dilution	55,706	68,260

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	March 31, 2022	December 31, 2021
ASSETS:
Cash and Cash Equivalents	$184,010	$170,159
Accounts Receivable (net of allowances of $76,507 in 2022 and $71,233 in 2021)	72,463	66,270
Lease Merchandise (net of accumulated depreciation and allowances of $473,557 in 2022 and $463,929 in 2021)	645,225	714,055
Loans Receivable (net of allowances and unamortized fees of $52,286 in 2022 and $53,300 in 2021)	116,859	119,315
Property, Plant and Equipment, Net	24,492	25,648
Operating Lease Right-of-Use Assets	16,534	17,488
Goodwill	306,212	306,212
Other Intangibles, Net	131,581	137,305
Income Tax Receivable	14,337	14,352
Deferred Income Tax Assets	2,760	2,760
Prepaid Expenses and Other Assets	58,248	48,197
Total Assets	$1,572,721	$1,621,761
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$134,162	$135,954
Deferred Income Tax Liability	152,365	146,265
Customer Deposits and Advance Payments	39,492	45,070
Operating Lease Liabilities	24,175	25,410
Debt	589,993	589,654
Total Liabilities	$940,187	$942,353
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at March 31, 2022 and December 31, 2021; Shares Issued: 82,078,654 at March 31, 2022 and December 31, 2021	41,039	41,039
Additional Paid-in Capital	331,055	332,244
Retained Earnings	1,082,661	1,055,526
	1,454,755	1,428,809
Less: Treasury Shares at Cost
Common Stock: 27,660,899 Shares at March 31, 2022 and 25,638,057 at December 31, 2021	(822,221)	(749,401)
Total Shareholders’ Equity	632,534	679,408
Total Liabilities & Shareholders’ Equity	$1,572,721	$1,621,761

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES:
Net Earnings	$27,135	$79,488
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	497,011	505,057
Other Depreciation and Amortization	8,482	7,114
Provisions for Accounts Receivable and Loan Losses	96,230	42,964
Stock-Based Compensation	6,623	4,163
Deferred Income Taxes	6,100	5,529
Non-Cash Lease Expense	274	229
Other Changes, Net	(1,709)	(179)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Additions to Lease Merchandise	(480,113)	(490,710)
Book Value of Lease Merchandise Sold or Disposed	51,933	21,335
Accounts Receivable	(94,743)	(29,238)
Prepaid Expenses and Other Assets	(9,395)	(4,422)
Income Tax Receivable and Payable	841	20,459
Operating Lease Right-of-Use Assets and Liabilities	(556)	(400)
Accounts Payable and Accrued Expenses	(4,237)	6,438
Customer Deposits and Advance Payments	(5,577)	(759)
Cash Provided by Operating Activities	98,299	167,068
INVESTING ACTIVITIES:
Investments in Loans Receivable	(42,323)	(48,720)
Proceeds from Loans Receivable	39,052	30,821
Outflows on Purchases of Property, Plant and Equipment	(2,328)	(1,844)
Proceeds from Property, Plant, and Equipment	6	12
Proceeds from Acquisitions of Businesses	7	—
Cash Used in Investing Activities	(5,586)	(19,731)
FINANCING ACTIVITIES:
Acquisition of Treasury Stock	(78,080)	(28,102)
Tender Offer Shares Repurchased and Retired	199	—
Issuance of Stock Under Stock Option Plans	—	282
Shares Withheld for Tax Payments	(2,516)	(5,011)
Debt Issuance Costs	1,535	—
Cash Used in Financing Activities	(78,862)	(32,831)
Increase in Cash and Cash Equivalents	13,851	114,506
Cash and Cash Equivalents at Beginning of Period	170,159	36,645
Cash and Cash Equivalents at End of Period	$184,010	$151,151
Net Cash Paid During the Period:
Interest	$185	$223
Income Taxes	$4,157	$101

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	March 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$692,914	$—	$—	$692,914
Interest and Fees on Loans Receivable	—	17,116	434	17,550
Total Revenues	$692,914	$17,116	$434	$710,464

	(Unaudited)
	Three Months Ended
	March 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$707,982	$—	$—	$707,982
Interest and Fees on Loans Receivable	—	13,019	—	13,019
Total Revenues	$707,982	$13,019	$—	$721,001

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for the three months ended March 31, 2022, exclude intangible amortization expense and accrued interest on an uncertain tax position related to Progressive Leasing's $175.0 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three months ended March 31, 2022 exclude intangible amortization expense. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three months ended March 31, 2022 and 2021 exclude stock-based compensation expense. The amounts for these pre-tax non-GAAP adjustments can be found in the three-month segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2022	2021
Net Earnings	$27,135	$79,488
Add: Intangible Amortization Expense	5,724	5,421
Less: Tax Impact of Adjustments(1)	(1,488)	(1,409)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	539	—
Non-GAAP Net Earnings	$31,910	$83,500

Earnings Per Share Assuming Dilution	$0.49	$1.16
Add: Intangible Amortization Expense	0.10	0.08
Less: Tax Impact of Adjustments(1)	(0.03)	(0.02)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.01	—
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.57	$1.22
Weighted Average Shares Outstanding Assuming Dilution	55,706	68,260
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	March 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$27,135
Income Taxes(1)				12,701
Earnings (Loss) Before Income Taxes	$42,081	$4,423	$(6,668)	39,836
Interest Expense	9,523	106	—	9,629
Depreciation	2,529	197	32	2,758
Amortization	5,421	—	303	5,724
EBITDA	59,554	4,726	(6,333)	57,947
Stock-Based Compensation	3,958	88	2,577	6,623
Adjusted EBITDA	$63,512	$4,814	$(3,756)	$64,570
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	(Unaudited)
	Three Months Ended
	March 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$79,488
Income Taxes(1)				26,108
Earnings Before Income Taxes	$104,172	$1,424	$—	105,596
Interest Expense	435	77	—	512
Depreciation	2,212	187	—	2,399
Amortization	5,421	—	—	5,421
EBITDA	112,240	1,688	—	113,928
Stock-Based Compensation	4,063	100	—	4,163
Adjusted EBITDA	$116,303	$1,788	$—	$118,091
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended March 31,
	2022	2021
Progressive Leasing	$504,462	$510,046
Vive	42,614	55,898
Other	7,086	—
Total	$554,162	$565,944